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                                                                   Exhibit 24(b)

                            SECRETARY'S CERTIFICATE
                            -----------------------


       I, DAVID M. SHERBIN, do hereby certify that I am the duly appointed, qualified and acting Assistant Secretary of HELLER FINANCIAL, INC., a Delaware corporation; I further certify that set forth below is a true and correct copy of the resolutions adopted by Unanimous Consent of the Executive Committee of the Board of Directors on September 7, 1995, and that said resolutions have not been amended, rescinded or repealed, but are in full force and effect this date:

       RESOLVED, that each Authorized Officer and director who may be required to sign and execute any such Registration Statement or Statements or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise) is hereby authorized to execute a power of attorney appointing Sylvia
L. Bateman, Richard J. Almeida, or David M. Sherbin and each of them, his or her true and lawful attorney to sign in his or her name, place and stead, in any such capacity, such Registration Statement or Statements and any and all amendments (including post-effective amendments) thereto, including amendments or supplements to the prospectus contained therein and the addition or amendment of exhibits and other documents in connection therewith, and to file the same with the SEC, each of such attorneys to have power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of each of such Authorized Officers and directors who shall have executed such a power of attorney, every act whatsoever that such attorney may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such Authorized Officers or directors might or could do in person.

       WITNESS my hand and the seal of said Corporation, this 7th day of September, 1995.


(SEAL)


                                                /s/  David M. Sherbin
                                       ---------------------------------------
                                                David M. Sherbin
                                                Assistant Secretary